Exhibit 99.1

Performant Financial Corporation Announces Financial Results for Second Quarter 2013

Livermore, California, August 8, 2013—Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its fiscal second quarter ended June 30, 2013:

Second Quarter Financial Highlights -

•	Revenues of $69.2 million, year-over-year growth of 26.1%

•	Adjusted EBITDA of $27.0 million, compared to $20.2 million in the prior year period

•	Net income of $11.2 million, resulting in earnings per diluted share of $0.23, compared to net income of $8.1 million or $0.16 per fully diluted share in the prior year period

•	Adjusted net income of $13.1 million, resulting in adjusted earnings per diluted share of $0.27, compared to adjusted net income of $9.7 million or $0.21 in the prior year period

Fiscal 2013 Second Quarter Results

Student Lending revenues represented 65% of total revenues and grew 24.7% during the second quarter to $45.0 million from $36.1 in the prior year period. Student Loan Placement Volume (defined below) during the quarter totaled $1.3 billion, a decrease of 2.6% compared to the prior year period.

Healthcare revenues increased 33.2% during the second quarter to $18.0 million from $13.5 million in the prior year period. The second quarter benefitted from the delays in revenue production during the first quarter as a result of the curtailment of some healthcare audit and claim activity due to Hurricane Sandy, a temporary interruption in claim processing by our client. In addition, automated processing of claims involving PIP providers began late in the quarter and contributed approximately $3 million to revenues. Our Net Claim Recovery Volume (defined below) during the quarter was $159.8 million, compared to $118.6 million in the prior year period.

Other revenues grew 17.7% during the second quarter to $6.2 million from $5.2 million in the prior year period.

As of June 30, 2013, the Company had cash and cash equivalents of approximately $51.3 million.

Lisa Im, Performant Financial’s Chief Executive Officer said, “Our strong results this quarter are a reflection of the success that we experienced across all three of our businesses. We capitalized on favorable market conditions and successfully executed our business strategy without being impacted by the challenges we faced last quarter of Hurricane Sandy. We view the resolution of the work stoppage under the current RAC contract, after one month of not being able to send medical record requests as a positive. However, limitations placed on claim type and volume as well as restrictions on our ability to submit medical record requests to PIP providers serve as temporary near-term headwinds, which is reflected in our revised full-year guidance.”

Business Outlook

Last quarter, the Company indicated that its full year top-line results could be adversely affected by $10 to $15 million dollars should any prolonged delays impact the Company’s ability to request medical records from providers. Given the restrictions related to PIP providers as part of the extension of the current CMS RAC contract, and the temporary interruption in the Company’s ability to submit new medical record requests in July, combined with the limitations CMS implemented related to claim volume and types, the Company is revising its revenue forecast to $247 - $252 million from $252 - $265 million, respectively.

Terms used in this Press Release

Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Net Claim Recovery Volume refers to the dollar volume of improper Medicare claims that we have recovered for CMS during the applicable period net of any amount that we have reserved to cover appeals by healthcare providers. We are paid recovery fees as a percentage of this recovered claim volume. We calculate this metric by dividing our claim recovery revenue by our Claim Recovery Fee Rate (the weighted-average percentage of our fees compared to amounts recovered by CMS). This metric shows trends in the volume of improper payments within our region and allows management to measure our success in finding these improper payments, over time.

Earnings Conference Call

The Company will hold a conference call to discuss its second quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed over the Internet from the Company’s Investor Relations website at investors.performantcorp.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The conference call is also available by dialing 877-407-9039 (domestic) or 201-689-8470 (international) and entering passcode 418246. Participants should ask for the Performant Financial second quarter earnings conference call.

A replay of the live conference call will be available beginning approximately one hour after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 418246. The telephonic replay will be available until 11:59 pm (Eastern Time), August 15, 2013

Interested investors and other parties may also listen to a simultaneous webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at investors.performantcorp.com. The on-line replay will be available on the website immediately following the call.

About Performant Financial Corporation

Performant Financial Corporation is a leading provider of technology-enabled recovery and related analytics services. The Company’s services help identify and recover delinquent or defaulted assets and improper payments for various government, healthcare and financial services markets in the United States. The Company was founded in 1976 and is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income. These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income to net income determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including estimates of our expected revenues and adjusted EBITDA for 2013 and the effects of contract transition procedures on our 2013 revenues. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from those expressed in or implied by the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the high level of revenue concentration among our five largest customers, that many of our customer contracts are not exclusive and do not provide for committed business volumes, that we face significant competition in all of our markets, that the U.S. federal government accounts for a significant portion of our revenues, that future legislative and regulatory changes may have significant effects on our business, failure of our or third parties’ operating systems and technology infrastructure could disrupt the operation of our business and the threat of breach of our security measures or failure or unauthorized access to confidential data that we possess . More information about potential factors that could affect the Company’s financial condition and operating results or the results expressed in or implied by any forward-looking statements is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Report on Form 10-K for the year ended December 31, 2012 filed with the SEC. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information

Richard Zubek

Investor Relations

925-960-4988

investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share amounts)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$51,299	$37,843
Trade accounts receivable, net of allowance for doubtful accounts of $53 and $65, respectively and estimated allowance for appeals of $1,017 and $1,199, respectively	23,665	23,044
Deferred income taxes	4,995	3,798
Prepaid expenses and other current assets	2,720	2,876
Income tax receivable	2,094	0
Debt issuance costs, current portion	1,090	1,125

Total current assets	85,863	68,686
Property, equipment, and leasehold improvements, net	23,479	20,669
Identifiable intangible assets, net	34,378	36,244
Goodwill	81,572	81,572
Debt issuance costs, net	3,312	3,844
Other assets	673	730

Total assets	$229,277	$211,745

Liabilities and Stockholders’ Equity
Liabilities:
Current liabilities:
Current maturities of notes payable	$10,763	$11,040
Accrued salaries and benefits	8,155	9,288
Accounts payable	2,045	1,403
Other current liabilities	8,371	8,252
Income taxes payable	0	430
Deferred revenue	1,278	2,187
Estimated liability for appeals	8,895	4,378

Total current liabilities	39,507	36,978
Notes payable, net of current portion	127,923	136,729
Deferred income taxes	11,573	11,271
Other liabilities	2,150	2,694

Total liabilities	181,153	187,672

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at June 30, 2013 and December 31, 2012; issued and outstanding 47,959 and 45,392 shares at June 30, 2013 and December 31, 2012, respectively	4	4
Additional paid-in capital	47,005	35,970
Retained earnings (deficit)	1,115	(11,901)

Total stockholders’ equity	48,124	24,073

Total liabilities and stockholders’ equity	$229,277	$211,745

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$69,155	$54,821	$118,518	$100,699
Operating expenses:
Salaries and benefits	23,900	19,782	47,882	38,423
Other operating expenses	22,883	18,672	41,751	34,813

Total operating expenses	46,783	38,454	89,633	73,236

Income from operations	22,372	16,367	28,885	27,463
Debt extinguishment costs	0	0	0	(3,679)
Interest expense	(2,924)	(2,964)	(5,889)	(6,154)
Interest income	0	31	0	62

Income before provision for income taxes	19,448	13,434	22,996	17,692
Provision for income taxes	8,253	5,355	9,980	7,097

Net income	$11,195	$8,079	$13,016	$10,595

Accrual for preferred stock dividends	0	467	0	2,038
Net income available to common shareholders	$11,195	$7,612	$13,016	$8,557

Net income per share attributable to common shareholders
Basic	$0.24	$0.18	$0.28	$0.20

Diluted	$0.23	$0.16	$0.26	$0.18

Weighted average shares
Basic	47,551	43,220	46,840	43,109

Diluted	49,436	46,493	49,205	46,510

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$13,016	$10,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,138	4,557
Write-off of unamortized debt issuance costs	0	335
Deferred income taxes	(895)	(1,961)
Stock-based compensation	1,422	149
Interest expense from debt issuance costs and amortization of discount note payable	641	571
Interest income on notes receivable from stockholders	0	(56)
Changes in operating assets and liabilities:
Trade accounts receivable	(621)	(5,469)
Prepaid expenses and other current assets	156	7
Income tax receivable	(2,094)	0
Other assets	44	(52)
Accrued salaries and benefits	(1,133)	(158)
Accounts payable	642	1,724
Other current liabilities	119	(766)
Income taxes payable	(430)	2,548
Deferred revenue	(909)	3,061
Estimated liability for appeals	4,517	2,697
Other liabilities	(355)	1,050

Net cash provided by operating activities	19,258	18,832

Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(6,082)	(3,655)
Purchase of perpetual software license and computer equipment	0	(837)

Net cash used in investing activities	(6,082)	(4,492)

Cash flows from financing activities:
Borrowing under notes payable	0	156,000
Borrowing under line of credit	0	4,500
Redemption of preferred stock	0	(60,286)
Repayment of notes payable	(9,083)	(97,896)
Repayment of line of credit	0	(12,698)
Debt issuance costs paid	0	(3,056)
Proceeds from exercise of stock options	1,441	28
Receipt from stockholder	0	53
Income tax benefit from employee stock options	8,172	0
Payment of purchase obligation	(250)	(250)

Net cash provided by (used) in financing activities	280	(13,605)

Net increase (decrease) in cash and cash equivalents	13,456	735
Cash and cash equivalents at beginning of period	37,843	20,004

Cash and cash equivalents at end of period	$51,299	$20,739

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$5,225	$6,510

Cash paid for interest	$5,195	$4,667

Cash paid as debt extinguishment	$0	$3,344

Supplemental disclosure of non-cash investing and financing activities:
Obligation payable to sellers of perpetual license	$0	$3,250

Issuance of common stock as part of debt issuance costs	$0	$2,796

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Results

(In thousands, Except Per Share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of Adjusted Earnings Per Diluted Share:
Net income	$11,195	$8,079	$13,016	$10,595
Less: Accrual for preferred dividends	—	(467)	—	(2,038)
Net income available to common stockholders	11,195	7,612	13,016	8,557
Plus: Accrual for preferred dividends	—	467	—	2,038
Plus: Adjustment items per reconciliation of adjusted net income	1,917	1,613	4,049	4,749

Adjusted net income	$13,112	$9,692	$17,065	$15,344

Adjusted Earnings Per Diluted Share	0.27	0.21	$0.35	$0.33
Diluted avg shares outstanding	49,436	46,493	49,205	46,510

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of Adjusted EBITDA:
Net income	$11,195	$8,079	$13,016	$10,595
Provision for income taxes	8,253	5,355	9,980	7,097
Interest expense	2,924	2,964	5,889	6,154
Interest income	—	(31)	—	(62)
Debt extinguishment costs(1)	—	—	—	3,679
Secondary offering expense(2)	1,269	—	2,893	—
Depreciation and amortization	2,629	2,343	5,138	4,557
Non-core operating expenses(3)	—	18	—	47
Advisory fee(4)	—	1,400	—	1,709
Stock based compensation	710	97	1,422	149

Adjusted EBITDA	$26,980	$20,225	$38,338	$33,925

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of Adjusted Net Income:
Net income	$11,195	$8,079	$13,016	$10,595
Debt extinguishment costs(1)	—	—	—	3,679
Secondary offering expense(2)	1,269	—	2,893	—
Non-core operating expenses(3)	—	18	—	47
Advisory fee(4)	—	1,400	—	1,709
Stock based compensation	710	97	1,422	149
Amortization of intangibles(5)	933	934	1,866	1,809
Deferred financing amortization costs(6)	282	239	567	521
Tax adjustments(7)	(1,277)	(1,075)	(2,699)	(3,165)

Adjusted Net Income	$13,112	$9,692	$17,065	$15,344

(1)	Represents debt extinguishment costs comprised of approximately $3.3 million of fees paid to lenders in connection with our new credit facility and approximately $0.3 million of unamortized debt issuance costs in connection with our old credit facility.
(2)	Represents direct and incremental costs associated with the Company’s secondary offering in February and April 2013.
(3)	Represents costs related to strategic corporate development activities.
(4)	Represents expenses incurred under an advisory services agreement with Parthenon Capital Partners, which was terminated in April 2012.
(5)	Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(6)	Represents amortization of capitalized financing costs related to debt offerings conducted in 2009, 2010 and 2012.
(7)	Represents tax adjustments assuming a marginal tax rate of 40%.